Exhibit (i)
FOLEY & LARDNER LLP ATTORNEYS AT LAW
777 EAST WISCONSIN AVENUE MILWAUKEE, WISCONSIN 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com
November 16, 2007	CLIENT/MATTER NUMBER 068916-0101

Leuthold Funds, Inc.
100 North Sixth Street
Suite 412A
Minneapolis, MN 55403

Ladies and Gentlemen:

        We have acted as counsel for you in connection with the preparation of an Amended Registration Statement on Form N-1A relating to the sale by you of an indefinite amount of Leuthold Funds, Inc. Common Stock (such Common Stock being hereinafter referred to as the “Stock”) in the manner set forth in the Amended Registration Statement to which reference is made. In this connection we have examined: (a) the Amended Registration Statement on Form N-1A; (b) your Articles of Incorporation and Bylaws, as amended to date, including the Form of Articles Supplementary filed as an exhibit to the Amended Registration Statement; (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

        Based upon the foregoing, and assuming that the Articles Supplementary are duly filed with and accepted by the Maryland State Department of Assessments and Taxation prior to the issuance of the Stock to be sold pursuant to the Amended Registration Statement, we are of the opinion that the shares of Stock when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable

        We hereby consent to the use of this opinion as an exhibit to the Amended Registration Statement on Form N-1A. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

Very truly yours,

/s/ Foley & Lardner LLP

FOLEY & LARDNER LLP

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